Exhibit 5

                          SECURITIES PURCHASE AGREEMENT



         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 9, 1999, by and among HALIFAX FUND, L.P., a _____________________________ (the
"Seller"), and GHM, INC., a ________________ corporation (the "Buyer").


         WHEREAS, the Buyer desires to purchase and the Seller desires to sell, upon the terms and conditions set forth in this Agreement, shares of the Series D Convertible Preferred Stock (the "Preferred Stock") of EPL Technologies, Inc., a Colorado corporation (the "Company");



         NOW THEREFORE, the Seller and the Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF PREFERRED SHARES.

            a. Purchase of Preferred Shares. On the Closing Date (as defined below), the Seller shall sell to the Buyer and the Buyer shall purchase from the Seller 162 shares of the Preferred Stock (the "Preferred Shares").


            b. Form of Payment. On the Closing Date (as defined below), (i) the Buyer shall pay One Hundred Sixty Two Thousand Dollars ($162,000) for the Preferred Shares (the "Purchase Price") by wire transfer of immediately available funds to the Seller, in accordance with the Seller's written wiring instructions, against delivery of the certificates representing the Preferred Shares, and (ii) the Seller shall deliver (or cause the Escrow Agent to deliver) the certificates representing the Preferred Shares to the Buyer, against delivery of such Purchase Price.


            c. Escrow of Preferred Shares. Upon the execution of this Agreement, the Seller will deposit with Ballard, Spahr, Andrews & Ingersoll (the "Escrow Agent") the certificates representing the Preferred Shares, which certificates will be released to the Buyer upon receipt of the Purchase Price by the Seller. In the event the Closing does not occur on or before December 14, 1999, subject to extension by written agreement of the parties in their sole discretion (the "Termination Date"), the Escrow Agent shall return the certificates representing the Preferred Shares to the Seller.

            d. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the sale and

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purchase of the Preferred Shares pursuant to this Agreement (the "Closing Date")
shall be as soon as practicable after the date hereof, but in no event later than the Termination Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the Philadelphia offices of the Escrow Agent, or at such other location as may be agreed to by the parties.

         2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that:

            a. Authorization; Enforcement. The Buyer has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes the valid and binding agreement of the Buyer enforceable in accordance with its terms.

            b. Information; Acknowledgement of Risk; Independence of Action.

               (i) The Company has furnished the Buyer and its advisors, if any, with all materials relating to the business, finances and operations of the Company and materials relating to the Preferred Shares which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to such questions. The Buyer fully understands the financial condition of the Company and understands that its investment in the Preferred Shares involves a significant degree of risk. The Buyer is a sophisticated investor with considerable experience in investments of this nature. The Buyer acknowledges that the Seller makes no representations or warranties concerning the business, finances or operations of the Company. Except for the representations and warranties of the Seller set forth in Section 3 below, the Buyer acknowledges that the Seller makes no representations or warranties with respect to the Preferred Shares. In making its decision to enter into this Agreement and purchase the Preferred Shares pursuant to the terms herein, the Buyer has in no way relied upon any statement made or information provided by the Seller. With full recognition of the foregoing, the Buyer wishes to purchase the Preferred Shares on the terms set forth herein.


               (ii) The Buyer acknowledges that the Seller may be in possession of information, including material non-public information concerning the Company or the Preferred Shares (the "Material Information"), which may not be known to the Buyer. Such Material Information may include, but not be limited to, information concerning the financial condition, results of operations, businesses, projections, assets, liabilities, management, appraisals, plans and proposals, and securities and the market therefor of the Company. The Buyer represents and acknowledges that any and all non-public information available to the Seller may be materially adverse to the Buyer's own interests and that, if the Buyer were in possession of some or all of that

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information, the Buyer might not enter into the transactions contemplated by this Agreement. The Buyer acknowledges and agrees that it is not relying on the Seller to disclose, and the Seller is not disclosing, any information including Material Information. The Buyer has conducted its own investigation, to the extent the Buyer deemed necessary or desirable for the purpose of entering into the transactions contemplated by this Agreement, regarding the Company and the Preferred Shares and agrees that, notwithstanding any other term or provision of this Agreement, the Seller shall have no liability whatsoever to the Buyer based on the Seller's knowledge, use, possession or non-disclosure of any information including the Material Information. The Buyer has requested, received, reviewed and considered all information it deems necessary or appropriate to make an informed decision regarding the purchase of the Preferred Shares and has independently, without reliance upon the Seller or any representations or warranties by the Seller, made its own analysis and decision to enter into this Agreement. Based upon the foregoing, the Buyer for itself and its heirs, executors administrators, successors and assigns hereby releases, remises, acquits and forever discharges the Seller and each of the Seller's investment managers, directors, officers, representatives, employees, partners and agents, each of its and their successors and assigns, and each of the affiliates of each of the foregoing from any and all claims, demands, controversies, actions, causes of action, obligations, liabilities, costs, expenses, fees and damages whatsoever, of any or all character, nature and kind, in law or in equity, past or present, known or unknown, suspected or unsuspected, from the beginning of time which arise on account of or in any way grow out of the Seller's possession of any information (including Material Information) or the Seller's failure to disclose such information (including Material Information) to the Buyer.

               (iii) The Buyer acknowledges and agrees (A) that the Buyer has acted independently in its decision to purchase the Preferred Shares from the Seller; (B) that, prior to entering into this Agreement, the Buyer had no agreement, arrangement or understanding whatsoever with the Seller or any other person with respect to the Company or the Preferred Shares; and (C) that, upon consummation of the transactions contemplated by this Agreement, the Buyer will have no such agreement, arrangement or understanding.

            c. Investment Purpose. The Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "Securities Act").

            d. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.


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         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller
represents and warrants to the Buyer that:

            a. Authorization; Enforcement. The Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Seller, and this Agreement constitutes the valid and binding agreement of the Seller enforceable in accordance with its terms.

            b. Ownership of Preferred Shares. The Seller is the beneficial and record owner of the Preferred Shares being sold to the Buyer pursuant to this Agreement, the Seller has good and valid title to the Preferred Shares, and at the Closing the Seller shall deliver to the Buyer the Preferred Shares free from all taxes, liens, claims and encumbrances.

         4. COVENANTS.

            a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Sections 5 and 6 of this Agreement.

            b. Expenses. Each of the parties to this Agreement shall bear its own expenses.

         5. CONDITIONS TO THE SELLER'S OBLIGATION TO SELL. The obligation of the Seller hereunder to sell the Preferred Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion:

            a. The Buyer shall have executed this Agreement and delivered the same to the Seller.

            b. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

            c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

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

            d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Preferred Shares from the Seller at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

            a. The Seller shall have executed this Agreement and delivered the same to the Buyer.

            b. The Seller or the Escrow Agent shall have delivered to the Buyer the certificates representing the Preferred Shares in accordance with Section 1(b) above.

            c. The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time, and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.


            d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.


         7. GOVERNING LAW; MISCELLANEOUS.


            a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that

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service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

            e. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Seller nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                   If to the Seller:
                            ___________________________

                            ___________________________

                            ___________________________

                            ___________________________

                            Attention:_________________

                            Facsimile: ________________


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

                           If to the Buyer:
                                    GHM, Inc.
                                    74 Trinity Place
                                    New York, New York  10006
                                    Attention: Joseph Giamanco
                                    Facsimile: ____________________


                  Each party shall provide notice to the other party of any change in address.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Neither the Seller nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

            h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. The representations and warranties of the Buyer set forth in Sections 2(b) and 2(c) hereof shall survive the Closing hereunder. The Buyer agrees to indemnify and hold harmless the Seller and each of the Seller's investment managers, directors, officers, representatives, employees, partners and agents, each of its and their successors and assigns, and each of the affiliates of each of the foregoing for loss or damage arising as a result of or related to any breach or alleged breach by the Buyer of any of its representations and warranties set forth in this Agreement, including advancement of expenses as they are incurred.

            j. Publicity. Neither the Seller nor the Buyer shall issue any press release or make any public statement concerning this Agreement and the transactions contemplated hereby without the prior approval of the other party.

            k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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            m. Remedies. Each of the parties acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each such party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the non-breaching party shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the terms or provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.


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                  IN WITNESS WHEREOF, the undersigned Buyer and Seller have
caused this Agreement to be duly executed as of the date first above written.

GHM, INC.


By:__________________________________
         Name:_______________________
         Title:______________________



HALIFAX FUND, L.P.


By:__________________________________
         Name:_______________________
         Title:______________________


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